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                                                                   Exhibit 10.12

                       AMENDMENT TO AMERICAN EXPRESS(R) CARD
                   SERVICE AGREEMENT FOR RETAIL ESTABLISHMENTS

      This amendment ("Amendment"), effective as of the 1st day of January, 1993 (the "Effective Date"), hereby amends the Card Service Agreement(s) currently in effect between, and relating only to, the entities listed on the signature page hereof ("you", "your"), on the one hand, and American Express Travel Related Services Company, Inc. and its subsidiaries, affiliates and licensees that issue Cards or Card services ("we", "our" or "American Express") on the other hand, governing Card acceptance by all of your establishments in the United States, Canada, the U.S. Virgin Islands and Puerto Rico ("Establishments"). Except as specifically described below, the terms of our Card Service Agreement and any amendments, addenda or supplements thereto (the "Card Service Agreement") remain in full force and effect.

      1. DISCOUNT RATE. Your discount rate is the percentage rate which is to be applied to calculate the deduction from the amount of each Charge we accept from you and determines the price at which we accept Charges from you. Your discount rate shall be determined according to the schedule appearing below based on your "Net Annual Charge Volume". Your Net Annual Charge Volume is the aggregate of Charges we accepted from all of your Establishments located in the United States, Puerto Rico, the U.S. Virgin Islands and Canada during the preceding calendar year, less Credits, adjustments and amounts charged back by us pursuant to our rights of Full Recourse.

            You may qualify for a new discount rate based on your Net Annual Charge Volume for the previous full calendar year. If so, we will adjust your discount rate on April 1st following that calendar year, and the new discount rate will be as indicated in the schedule below.

         Net Annual Charge Volume                 Discount Rate
         ------------------------                 -------------
         $20,000,000-$199,999,999                     2.60%
         $200,000,000 and over                        2.50%

      2. STRATEGIC INVESTMENT FUND. Each year that all of your Establishments comply with all of the provisions of the Card Service Agreement and this Amendment, we shall establish a Strategic Investment Fund in an amount based on your level of Net Annual Charge Volume for the previous calendar year as indicated below.
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
         Net Annual Charge Volume           Strategic Investment Fund
         ------------------------           -------------------------
         $30,000,000-$49,999,999                      .10%
         $50,000,000-$399,999,999                     .15%
         $400,000,000-$699,999,999                    .20%
         $700,000,000-$999,999,999                    .40%
         $1,000,000,000-$1,299,999,999                .50%

            The Strategic Investment Fund shall be used during the calendar year for which it is established to promote Card acceptance at your Establishments, including but not limited to marketing, operational/technology enhancements, database modeling/list access and other mutually-agreed upon and beneficial business initiatives. Any monies in the Strategic Investment Fund that remain unused at the end of such calendar year shall revert to us at that time and you shall have no claim or right to such monies.

            As an alternative to the Strategic Investment Fund, you may elect to receive one half of the Strategic Investment Fund amount shown above in the form of a reduction to your discount rate set forth in paragraph 1 above. If you wish to elect this alternative, you must notify us in writing on or before November 1 of the year before you wish the election to take effect. You may change your election for any year by notifying us in writing on or before November 1 of the prior calendar year.

      3. EQUAL ACCEPTANCE OF THE CARD. You agree that you will accept the Card at each and every one of your Establishments. When a Cardmember asks to use or presents the Card, you shall honor the Card and shall not attempt to persuade the Cardmember to use any other payment method or payment instrument. You shall not otherwise discourage the Cardmember from using the Card or disparage the Card Service in any way. Except as provided in the section below entitled "Proprietary Cards", you shall not state or publish a preference for any charge, credit or debit card or service over the Card.

      4. CARD ACCEPTANCE AWARENESS. You agree to display indicia of Card acceptance at least as prominently in all your Establishments and advertising as you display indicia of your acceptance of any other payment method, including your Proprietary Card. These indicia of Card acceptance include, without limitation, the display of Take-One applications, in-store signs and decals on Establishment entrances, as well as reference to Card acceptance in all of your print advertising and circulars and on all of your catalog order forms.

      You agree not to promote the use of other charge, debit or credit cards or services to your customers more actively than you


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promote the use of the Card, except as provided in the section entitled
"Proprietary Cards". You agree not to state or publish a preference for any other charge, debit or credit card or service over the Card.

      5. PROPRIETARY CARDS. If you issue your own proprietary card which is used only in your Establishments ("Proprietary Card"), this Amendment does not limit your ability to promote the use of that Proprietary Card more actively than you promote the use of the Card; provided, however, that once a Cardmember presents or asks to use the Card at the point of sale, you will not discourage the use of the Card directly or indirectly and you will not verbally solicit the Cardmember for your Proprietary Card until after the transaction is complete.

      6. OPTIMA DIVIDEND DELETED. Upon the Effective Date of this Amendment, all provisions regarding the Optima Dividend in your Card Service Agreement, amendments and addenda thereto are deleted in their entirety and no Optima Dividend shall be paid for Optima Card Charges made at your Establishments thereafter.

      7. WAIVER OF EXISTING MARKETING/ADVERTISING SUPPORT AND FEE-FREE CARDMEMBER LISTS. In order to receive the benefits set forth in this Amendment, you agree to waive any and all claim or right to receive any and all marketing and/or advertising support and fee-free Cardmember Lists from which you may be entitled to benefit during 1993 and thereafter pursuant to any agreement currently in effect between you and us and between any of your divisions and subsidiaries and us. Cardmember Lists, database reports/analyses and custom models may be purchased at our standard rates.

      8. WARRANTY. You represent and warrant that all indebtedness arising from all Charges is genuine, free of any liens, claims or encumbrances, and results from a Bona Fide sale of goods or services at your Establishment to a Cardmember and that the amount of each Charge you submit represents the full and true value of goods and services sold by you to such Cardmember. You further warrant that all Authorizations you obtain and Charges you submit to us are only for the purpose of making Bona Fide sales of goods and services at your Establishment. You further warrant that you will not use or permit any third party (other than leased departments within your Establishments that appear to the public to be part of your Establishments and for which you are liable to us under your Card Service Agreement) to benefit from your ability to accept the Card hereunder nor will you use or permit any third party to use Card transaction information, including but not limited to Card account numbers, for any purpose other than as specified in the Card Service Agreement.


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      9. INABILITY TO PERFORM. If you cease or adversely alter your operations, or if you sell your assets or stock, or if you become insolvent, or if we receive a disproportionate number of Cardmember inquiries or complaints relating to Charges at your Establishments or if we have reasonable cause to believe that you will not be able to perform your obligations under the Card Service Agreement, we may, at our discretion, immediately terminate the Card Service Agreement. If bankruptcy proceedings or similar state court proceedings are filed with respect to your business, the Card Service Agreement and this Amendment and all financial accommodations contained therein are automatically terminated. You agree to notify us immediately if any of the above events occur. You further agree that should any of the above events occur, or if the Card Service Agreement is terminated for any reason, we may take other reasonable actions, including but not limited to maintaining a reserve from payments otherwise payable to you to protect our rights under the Card Service Agreement or any other agreement between you and us.

      10. AUTHORITY TO SIGN. You represent that the party who signs this Amendment has authority to bind all of the entities listed below.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

220-57-0156-8                           AMERICAN EXPRESS TRAVEL RELATED
--------------------------              SERVICES COMPANY, INC.
[MAP or CAP Entity]

By: Filene's Basement Inc.               By: /s/ Kenneth I. Chenault
Name: /s/ Neil T. Watanabe                   Kenneth I. Chenault
Title: V.P. & Controller                     President
Date: 2/16/93                                Consumer Card and Financial
                                             Services Group USA

COVERED ENTITIES:

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CHECK ONE:  Strategic Investment Fund     YES  X     NO
                                              ----      ----


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